Exhibit 14

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated February 17, 2005 relating to the financial statements and financial highlights appearing in the December 31, 2004 Annual Report to Shareholders of Liberty Growth & Income Fund, Variable Series, and our report dated February 18, 2005, relating to the financial statements and financial highlights appearing in the December 31, 2004 Annual Report to Shareholders of the Nations Value Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings of "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information of Liberty Growth & Income Fund, Variable Series dated May 1, 2005 and Nations Value Portfolio dated May 1, 2005, which have also been incorporated by reference into the Registration Statement.

/s/ Pricewaterhouse Coopers LLP

Boston, Massachusetts
December 20, 2005